
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Ziegler
Leasing Corporation financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                         270,884
<SECURITIES>                                 2,019,239
<RECEIVABLES>                                8,838,551<F1>
<ALLOWANCES>                                         0<F2>
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F3>
<PP&E>                                               0<F4>
<DEPRECIATION>                                       0<F4>
<TOTAL-ASSETS>                              53,201,405
<CURRENT-LIABILITIES>                                0<F3>
<BONDS>                                      8,107,038
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         2,000
<OTHER-SE>                                  11,000,485
<TOTAL-LIABILITY-AND-EQUITY>                53,201,405
<SALES>                                      2,053,008<F5>
<TOTAL-REVENUES>                             2,558,226
<CGS>                                                0<F6>
<TOTAL-COSTS>                                        0<F6>
<OTHER-EXPENSES>                             1,575,006<F7>
<LOSS-PROVISION>                                60,035
<INTEREST-EXPENSE>                             710,462
<INCOME-PRETAX>                                212,723
<INCOME-TAX>                                    80,000
<INCOME-CONTINUING>                            132,723
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   132,723
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all amounts receivable from customers without regard to current or long term classification.
<F2>Allowance for doubtful accounts are included in investment in leases and has not changed significantly during the first quarter.
<F3>Registrant has an unclassified balance sheet.
<F4>Amounts are not disclosed in the financial statements as the amounts are insignificant.
<F5>Includes all income from leasing activities.
<F6>Not applicable to lease income.
<F7>Includes depreciation, selling, general and administrative expense.
<F8>Earnings per share not calculated.

